CONSENT OF ALSTON & BIRD, LLP, COUNSEL FOR THE REGISTRANT

We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of the Registration Statement on Form N-14 of Northern Lights Fund Trust II under the Securities Act of 1933, as amended.

Alston & Bird LLP

By: /s/ David J. Baum

A Partner

Washington, DC

February 5, 2021

Alston&Bird llp

The Atlantic Building

950 F Street, NW

Washington, DC 20004-1404

202-756-3300

Fax:202-756-3333

www.alston.com

David J. Baum                                           Direct Dial: 202-239-3346                                  E-mail: david.baum@alston.com

February 5, 2021

Northern Lights Fund Trust II

225 Pictoria Drive, Suite 459

Cincinnati, OH 45246

Re:	Opinion of Counsel regarding Legality of Shares to be Issued

We have acted as counsel to Northern Lights Fund Trust II, a Delaware statutory trust (the “Trust”), in connection with the filing of a Registration Statement on Form N-14 for the purpose of registering shares of the Trust under the Securities Act of 1933, as amended (the “1933 Act”), in connection with the proposed acquisition by the North Star Opportunity Fund, a series of the Trust, of all of the assets of the Two Oaks Diversified Growth and Income Fund, a series of the Trust, in exchange solely for Class A shares of the North Star Opportunity Fund and the assumption by the North Star Opportunity Fund of all the liabilities of the Two Oaks Diversified Growth and Income Fund pursuant to an Agreement and Plan of Reorganization (the “Plan”), the form of which was included in the Registration Statement on Form N-14.

You have requested our opinion as to the matters set forth below in connection with the filing of the Registration Statement on Form N-14. In connection with rendering that opinion, we have examined the Registration Statement on Form N-14, the Trust’s Agreement and Declaration of Trust, Bylaws and any amendments thereto, the actions of the Trustees of the Trust that authorize the approval of the foregoing documents, securities matters and the issuance of the shares, and such other documents as we, in our professional opinion, have deemed necessary or appropriate as a basis for the opinion set forth below. In examining the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of documents purporting to be originals and the conformity to originals of all documents submitted to us as copies. As to questions of fact material to our opinion, we have relied (without investigation or independent confirmation) upon the representations contained in the above-described documents.

We have assumed, for the purposes of this opinion, that, prior to the date of the issuance of the shares, the Plan will have been duly executed and delivered by each party thereto and will constitute a legal, valid, and binding obligation of the Trust, on behalf of the North Star Opportunity Fund.

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Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the Delaware Statutory Trust Act. We express no opinion with respect to any other laws.

Based upon the foregoing, and assuming the approval by shareholders of the Two Oaks Diversified Growth and Income Fund, it is our opinion that:

1.	The shares of the North Star Opportunity Fund to be issued pursuant to the Registration Statement on Form N-14 have been duly authorized for issuance by the Trust.
2.	When issued and paid for upon the terms provided in the Registration Statement on Form N-14, subject to compliance with the 1933 Act, the Investment Company Act of 1940, as amended, and all other laws relating to the sale of securities, the shares of the North Star Opportunity Fund to be issued pursuant to the Registration Statement on Form N-14 will be validly issued, fully paid and non-assessable.

This opinion is rendered solely for your use in connection with the filing of the Registration Statement on Form N-14. We hereby consent to the filing of this opinion with the SEC in connection with Registration Statement on Form N-14.

Sincerely,

ALSTON & BIRD LLP

By: /s/David J. Baum____

A Partner